UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 22, 2014

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Item 5.03(a).	Amendment to By-Laws.

On July 22, 2014, the Board of Directors of Park Electrochemical Corp. (the “Company”) approved an amendment of the last sentence of Section 1 of Article IV of the Company’s By-Laws to eliminate the requirement that the President be a director. Prior to such amendment, such sentence was: “The Chairman of the Board and the President shall be chosen from among the directors.” As amended, such sentence is: “The Chairman of the Board shall be chosen from among the directors.” The Company is filing Article IV, Section 1, of the Company’s By-Laws, as amended, pursuant to Item 5.03 of Form 8-K as Exhibit 3 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company held on July 22, 2014:

The persons elected as directors of the Company and the voting for such persons were as follows:

			Broker
Name	Votes For	Votes Against	Non-Votes

Dale Blanchfield	13,353,543	5,821,505	882,813
Emily J. Groehl	18,932,410	242,638	882,813
Peter Maurer	15,268,764	3,906,284	882,813
Brian E. Shore	18,919,941	255,107	882,813
Steven T. Warshaw	13,353,720	5,821,328	882,813

The proposal to approve an advisory (non-binding) resolution relating to 2014 fiscal year compensation of the named executive officers was approved by the Shareholders. There were 18,128,322 votes for such approval, 80,011 votes against, 966,714 abstentions and 882,813 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 1, 2015 was ratified by the Shareholders. There were 19,990,330 votes for such ratification, 57,971 votes against, 9,559 abstentions and zero broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3. Article IV, Section 1, of By-Laws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: July 25, 2014	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President –
Administration and Secretary

EXHIBIT INDEX

Number Exhibit	Description	Page

3	Article IV, Section 1, of By-Laws, as amended	5